Calculation of Filing Fee Tables
S-3
CENTRUS ENERGY CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.10 per share (the "Common Stock")	457(r)	2,505,513	$ 199.64	$ 500,200,615.32	0.0001381	$ 69,077.70
Fees to be Paid	2	Equity	Pre-funded warrants to purchase Common Stock	457(r)	2,005,513		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Warrants to purchase Common Stock	457(r)	6,992,382		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Common Stock issuable upon exercise of the Common Warrants	457(r)	2,203,978	$ 226.8625	$ 499,999,959.03	0.0001381	$ 69,049.99
Fees to be Paid	5	Equity	Common Stock issuable upon exercise of the Common Warrants	457(r)	1,836,648	$ 272.235	$ 499,999,868.28	0.0001381	$ 69,049.98
Fees to be Paid	6	Equity	Common Stock issuable upon exercise of the Common Warrants	457(r)	1,574,270	$ 317.6075	$ 499,999,959.03	0.0001381	$ 69,049.99
Fees to be Paid	7	Equity	Common Stock issuable upon exercise of the Common Warrants	457(r)	1,377,486	$ 362.98	$ 499,999,868.28	0.0001381	$ 69,049.98
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,500,200,269.94		$ 345,277.64
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 345,277.64
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Includes 2,005,513 shares of the registrant's Common Stock that are issuable upon the exercise of the Pre-Funded Warrants referenced below.

[2]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. Represents the sum of the Pre-Funded Warrants' sales price of $199.54 (with a nominal exercise price of $0.10 per share remaining unpaid as of the issuance date) per share of Common Stock issuable upon exercise of the Pre-Funded Warrants. Pursuant to Rule 457(g), the entire fee is allocated to the Common Stock underlying the Pre-Funded Warrants.

[3]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. Pursuant to Rule 457(g), the entire fee is allocated to the combined Common Stock underlying the Series A, Series B, Series C and Series D Common Warrants.

[4]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. Represents shares of Common Stock issuable upon the exercise of the Series A Common Warrants. Each Series A Common Warrant will entitle the warrant holder to purchase one share of Common Stock at a price of $226.8625 per share.

[5]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. Represents shares of Common Stock issuable upon the exercise of the Series B Common Warrants. Each Series B Common Warrant will entitle the warrant holder to purchase one share of Common Stock at a price of $272.2350 per share.

[6]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. Represents shares of Common Stock issuable upon the exercise of the Series C Common Warrants. Each Series C Common Warrant will entitle the warrant holder to purchase one share of Common Stock at a price of $317.6075 per share.

[7]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. Represents shares of Common Stock issuable upon the exercise of the Series D Common Warrants. Each Series D Common Warrant will entitle the warrant holder to purchase one share of Common Stock at a price of $362.9800 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date